Exhibit 3.30

AMENDMENT TO BYLAWS
OF
MET-Rx SUBSTRATE TECHNOLOGY, INC.
(f/k/a SUBSTRATE ACQUISITION, INC.)

By written consent of the sole director and sole shareholder of MET-Rx Substrate Technology, Inc. (f/k/a/ Substrate Acquisition, Inc.), a California corporation (the “Corporation”), and in accordance with Article 10 of the Corporation’s Bylaws, Sections 4.2, 4.5.6, 4.5.11, 10.1 and 10.2 have been amended effective as of January 5, 1999 to read in their entirety as follows:

Section 4.2.  Number and Qualification of Directors.  The authorized number of Directors shall be three (3). Directors need not be residents of the State of California nor shareholders of the Corporation.

Section 4.5.6  Quorum and Voting.  So long as MET-Rx Nutrition, Inc., a Delaware corporation, owns a majority of the issued and outstanding shares of capital stock of this corporation, all transactions by this corporation shall require the prior approval (by vote or written consent) of the shareholders, notwithstanding that applicable law would otherwise permit those actions without such approval.

Section 4.5.11 Committees of Directors.  Meetings and action of committees shall be governed by, and held and taken in accordance with, the applicable provisions of this Section 4 of these Bylaws, with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with provisions of these Bylaws.

The Board of Directors may by resolution, subject to the terms of Section 4.5.6 of these Bylaws, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace an absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a)        The approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)        The filling of vacancies on the Board of Directors or in any committee;

(c)        The fixing of compensation of the Directors for serving on the Board or any committee;

(d)        The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)        The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f)         A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g)        The appointment of any other committees of the Board of Directors or the members of these committees.

Article 10 Amendments.  Subject to the terms of Section 4.5.6 of these Bylaws, the Bylaws may be amended in accordance with the General Corporation Law of the State of California.

AMENDMENT TO BYLAWS

By written consent of the board of directors and majority shareholders of MET-Rx SUBSTRATE TECHNOLOGY, INC., a California corporation (the “Corporation”), and in accordance with Article 10 of the Corporation’s Bylaws, Section 7.3 of the Corporation’s Bylaws has been repealed effective as of January 1, 1996, and Section 4.2 of the Corporation’s Bylaws has been amended effective as of May 1, 1994 to read in its entirety as follows:

Section 4.2.  Number and Qualification of Directors.  The number of directors of the Corporation shall not be less than four (4) nor more than nine (9). The exact number of directors shall be fixed, within the limits specified, by approval of the Board of Directors or by the shareholders. The indefinite number of Directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of Directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the maximum number of authorized Directors to a number greater than two (2) times the stated minimum number of Directors minus one (1).

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

The remainder of the Corporation’s bylaws remain in full force and effect.

BYLAWS OF

MET-RX SUBSTRATE TECHNOLOGY. INC.,

a California corporation

1.             INTRODUCTION.

These Bylaws have been prepared in accordance with mandatory and optional provisions, rules of construction and definitions of the California Corporations Code (“Code”). Where a conflict exists, the provisions of these Bylaws will control over optional provisions of the Code.

2.             OFFICES.

2.1          Principal Offices.

The Board of Directors shall fix and may from time to time change the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

2.2          Branch Offices.

The Board of Directors may at any time establish additional offices wherever the Corporation is qualified to do business.

3.             SHAREHOLDERS.

3.1          Place of Meetings.

Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.

3.2          Annual Meeting.

The annual meeting of shareholders shall be held on the fifteenth (15th) day of the third month after the fiscal year end, at 10:00 a.m. However, if the designated date falls on a Saturday, Sunday or legal holiday, then the meeting shall be held on the next succeeding full business day. At this meeting, Directors shall be elected, and any other proper business may be transacted.

3.3          Special Meeting.

A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 3.4 and 3.5, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section 3.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

3.4          Notice of Shareholders’ Meetings.

All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 3.5 not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

If a proposal is made to approve (a) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Code Section 310, (b) an amendment of the Articles of Incorporation, pursuant to Code Section 902, (c) a reorganization of the Corporation, pursuant to Code Section 1201, (d) a voluntary dissolution of the Corporation, pursuant to Code Section 1900, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Code Section 2007, the notice shall also state the general nature of such proposal.

3.5          Manner of Giving Notice: Affidavit of Notice.

Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, or delivered to a common carrier for transmission to the recipient or actually transmitted by electronic means to the recipient by the person giving the notice.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

3.6          Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

3.7          Adjourned Meeting; Notice.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at the meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 3.6.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3.4 and 3.5. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

3.8          Voting.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 3.11, subject to the provisions of Code Section 702. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of Directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the Articles of Incorporation.

At a shareholders’ meeting at which Directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

3.9          Waiver of Notice or Consent by Absent Shareholders.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 3.4, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

3.10        Shareholder Action by Written Consent Without a Meeting.

Pursuant to Code Section 603, any action which may be taken at any annual or special meeting of shareholders may be taken without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that a Director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the Directors, other than a vacancy created by removal of a Director, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 3.5. In the case of approval of (a) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Code Section 310, (b) indemnification of agents of the Corporation, pursuant to Code Section 317, (c) a reorganization of the Corporation, pursuant to Code Section 1201, and (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Code Section 2007, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

3.11        Record Date for Shareholder Notice, Voting and Giving Consents.

For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Code.

If the Board of Directors does not so fix a record date:

(a)           The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the

Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the day of such other action, whichever is later.

3.12        Proxies.

Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Code Sections 705(e) and 705(f).

3.13        Inspectors of Election.

Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as an inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a)           Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b)           Receive votes, ballots or consents;

(c)           Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)           Count and tabulate all votes or consents;

(e)           Determine when the polls shall close;

(f)            Determine the result; and

(g)           Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

3.14        Conduct of Shareholders’ Meetings.

The Board may designate the person to preside as Chairman at shareholders’ meetings. In the absence of such designation, the President shall preside. The Secretary, or in his absence an Assistant Secretary or such other person as shall be designated by the Board, shall act as Secretary of the meeting.

The Chairman shall conduct the shareholders’ meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedures, subject to the following:

(a)           The Chairman’s rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made to the shareholders entitled to vote and present in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders.

(b)           If disorder shall arise which prevents continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(c)           The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

(d)           A resolution or motion shall only be considered for a vote if proposed by a shareholder or duly authorized proxy, and seconded by an individual, who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

4.             DIRECTORS.

4.1          Powers and Standard of Care.

Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Each Director shall perform his duties as a Director, including the duties as a member of any committee of the Board upon which he serves, in good faith, in a manner which he believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances (Code Section 309). By way of illustration and not limitation, and without derogating from their general powers, the Directors shall have the power to:

(a)           Appoint or elect all officers, prescribe their duties and determine their compensation, and to discharge them with or without cause. Unless otherwise required in these Bylaws or by resolution of the Board, the officers so employed are hereby delegated the duty to fix compensation, terms and duties of employment of other corporate employees, and require from them security for performance.

(b)           Borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

(c)           Authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend against amounts transferred from surplus to stated capital.

(d)           Change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting, or meetings, including annual meetings.

(e)           Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificate.

4.2          Number and Qualification of Directors.

The authorized number of Directors shall be two (2), until changed by a duly adopted amendment to the Articles of Incorporation, or if not prohibited by the Articles, by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. If the number of authorized Directors is or becomes five or more, an amendment reducing the number of Directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. Directors need not be residents of the State of California nor shareholders of the Corporation.

4.3          Election and Tenure.

Directors shall be elected at each annual meeting of the shareholders, to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Subject to the limitations set out in Code Section 303, however, any or all of the Directors may be removed by approval of shareholders holding a majority of shares.

4.4          Vacancies.

A vacancy or vacancies on the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies on the Board of Directors may be filled by approval of the Board (Code Section 151) or, if the number of Directors then in office is less than a quorum, by (a) the unanimous written consent of the Directors then in office, (b) the affirmative vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice complying with Code Section 307 or (c) a sole remaining Director; except that a vacancy created by the removal of a Director by the vote or written consent of the shareholders or by court order may be filled only by action of the shareholders. Each Director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Such election shall be by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that any such election by written consent to fill a vacancy created by removal shall require the unanimous consent of all shares entitled to vote for the election of Directors.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

4.5          Meetings.

4.5.1       Organizational Meetings.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting at the place that the annual meeting of shareholders was held or at any other place that shall have been designated by the Board of Directors, for the purpose of organizing the new Board, electing officers and transacting other business. Call and notice of such meetings are not required.

4.5.2       Place of Meetings and Meetings by Telephone.

Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

4.5.3       Regular Meetings.

Regular meetings of the Board of Directors may be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

4.5.4       Special Meetings.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice-President or the Secretary or any two (2) Directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

4.5.5       Conduct of Meetings.

The Chairman of the Board or, in his absence, any person previously elected Vice-Chairman, or in the absence of both of them, the President of the Corporation, shall chair Directors’ meetings. The Chairman shall appoint a Recording Secretary whose duty shall be to record action taken at the meeting and present it to the Chairman of the Board for authentication and placement in the minute book of the Corporation. Votes may be oral, by show of hands, or by ballot.

4.5.6       Quorum.

A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 4.5.8. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Code Section 310 (approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Code Section 311 (appointment of committees) and Code Section 317(e) (indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

4.5.7       Waiver of Notice.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. Any such waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.

4.5.8       Adjourned Meetings.

A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 4.5.4, to the Directors who were not present at the time of the adjournment.

4.5.9       Action Without a Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

4.5.10     Fees and Compensation of Directors.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 4.5.10 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

4.5.11     Committees of Directors.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the applicable provisions of this Section 4 of these Bylaws, with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)           The approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)           The filling of vacancies on the Board of Directors or in any committee;

(c)           The fixing of compensation of the Directors for serving on the Board or on any committee;

(d)           The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)           The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f)            A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g)           The appointment of any other committees of the Board of Directors or the members of these committees.

5.             OFFICERS.

5.1          Officers.

The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer (Treasurer), The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3, Any number of offices may be held by the same person.

5.2          Election of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5, shall be chosen by the Board of Directors and shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3          Subordinate Officers.

The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws, or as the Board of Directors may from time to time determine.

5.4          Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except, in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; the acceptance of the resignation shall not be necessary to make ineffective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5          Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6          Chairman of the Board.

The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.7.

5.7          President.

Subject to such supervisory powers, if any, as may be given by the Bylaws or the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the

Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

5.8          Vice-Presidents.

In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Bylaws, the President or the Chairman of the Board.

5.9          Secretary.

The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a record of shareholders, or a duplicate record of shareholders, showing the names of all shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary, or any Assistant Secretary, or if they are absent or unable to act or refuse to act, any other officer of the Corporation, shall give, or cause to be given, notice of all meetings of the shareholders, of the Board of Directors and of committees of the Board of Directors, required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

5.10        Chief Financial Officer (Treasurer).

The Chief Financial Officer (Treasurer) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer (Treasurer) shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer (Treasurer) and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

5.11        Corporate Loans or Guaranties to Directors, Officers and Others.

In accordance with the provisions of Code Section 315, the Corporation shall not make any loan of money or property to, or guaranty the obligation of, any Director or officer of the Corporation or of its parent, unless the transaction, or an employee benefit plan authorizing the loans or guaranties after the disclosure of the right under such a plan to include officers or Directors, is approved by a majority of the shareholders entitled to act thereon. For this purpose, approval by the majority of the shareholders entitled to act means either (a) the written consent of a majority of the outstanding shares held by disinterested shareholders, (b) the affirmative vote of a majority of the shares present and voting at a duly held meeting at which a quorum is present, provided that the shares held by interested shareholders shall not be counted as either present or voting, or (c) the unanimous vote or written consent of the shareholders.

Notwithstanding the foregoing paragraph of this Section 5.11, if the Corporation has outstanding shares held of record by one hundred (100) or more persons on the date of approval by the Board, and this Section 5.11 is approved or ratified by the affirmative vote of a majority of the outstanding shares entitled to vote authorizing the Board alone to approve such a loan or guaranty, to an officer (whether or not a Director), the Board of Directors alone may, by a sufficient vote of the disinterested Directors, approve such a loan, guaranty or employee benefit plan if the Board of Directors determines that the transaction may reasonably be expected to benefit the Corporation.

6.             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

6.1          Agents, Proceedings and Expenses.

For the purposes of this Section 6, “agent” means any person who is or was a director, officer, employee or, other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 6.4 or Section 6.5(c).

6.2          Actions Other Than by the Corporation.

The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was not unlawful.

6.3          Actions By or in the Right of the Corporation.

The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 6.3 for the following:

(a)           With respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(b)           Amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c)           Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

6.4          Successful Defense by Agent.

To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 6.2 or Section 6.3, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

6.5          Required Approval.

Except as provided in Section 6.4, any indemnification under this Section 6 shall be made by the Corporation only if authorized in the specific case, on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 6.2 or Section 6.3 by one of the following:

(a)           A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)           Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

(c)           (i) The affirmative vote of a majority of shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present; or (ii) The written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this Section 6.5(c), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

(d)           The court in which the proceeding is or was pending, on application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

6.6          Advance of Expenses.

Expenses incurred in defending any proceeding may be advanced by the Corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 6.

6.7          Other Contractual Rights.

The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the Corporation. The rights of indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Section 6 shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

6.8          Limitations.

No indemnification or advance shall be made under this Section 6, except as provided in Section 6.4 or Section 6.5(c), in any circumstance if it appears:

(a)           That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)           That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

6.9          Insurance.

The Corporation may purchase and maintain insurance on behalf of any agent of the Corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Section 6. Notwithstanding the foregoing, if the Corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in Code Section 317(i).

6.10        Fiduciaries of Corporate Employee Benefit Plan.

This Section 6 does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Corporation. The Corporation shall have the power to indemnify and to purchase and maintain insurance on behalf of any such trustee, investment manager or other fiduciary of any benefit plan for any or all of the directors, officers and employees of the Corporation or any of its subsidiary or affiliated corporations.

6.11        Survival of Rights.

The rights provided by this Section 6 shall continue for a person who has ceased to be an agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

6.12        Effect of Amendment.

Any amendment, repeal or modification of this Section 6 shall not adversely affect an agent’s right or protection existing at the time of such amendment, repeal or modification.

6.13        Settlement of Claims.

The Corporation shall not be liable to indemnify any agent under this Section 6 for (a) any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, or (b) any judicial award, if the Corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

6.14        Subrogation.

In the event of payment under this Section 6, the Corporation shall be subrogated to the extent of such payment of all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

6.15        No Duplication of Payments.

The Corporation shall not be liable under this Section 6 to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote or otherwise, of the amounts otherwise indemnifiable under this Section 6.

7.             CORPORATE RECORDS AND REPORTS.

7.1          Maintenance and Inspection of Bylaws.

The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in California, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

7.2          Maintenance and Inspection of Other Corporate Records.

The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation, The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

7.3          Annual Report to Shareholders.

The annual report to shareholders referred to in Code Section 1501 is expressly dispensed with, provided the Corporation has less than one hundred (100) record shareholders (determined as provided in Code Section 605), but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they consider appropriate.

7.4          Annual Notice to Secretary of State.

Within ninety (90) days from the initial filing of the Articles of Incorporation, and during each calendar month of the annual anniversary of such filing or the preceding five (5) calendar months, the officers of this Corporation shall sign and file with the California Secretary of State the statement required by Code Section 1502.

7.5          Representation of Shares of Other Corporations.

The Chairman of the Board, the President or any Vice-President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

8.             RECORD OF SHAREHOLDERS, CERTIFICATES AND TRANSFER OF SHARES.

8.1          Maintenance and Inspection of Record of Shareholders.

The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

A shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation may (a) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five (5) days’ prior written demand on the Corporation, and (b) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such lists, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder or shareholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled, The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 8.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

8.2          Certificates for Shares.

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board, the President or Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

8.3          Lost Certificates.

Except as provided in this Section 8.3, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate. On issuance of a new certificate, the rights and liabilities of the Corporation and the holders of old and new certificates shall be governed by the provisions of the California Uniform Commercial Code (Section 8405) dealing with lost, destroyed and stolen certificates.

8.4          Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Secretary or the transfer agent shall not be liable to the owner or any other person suffering loss as a result of the registration of a transfer or the issuance of a certificate if there were on the certificate the necessary endorsements and the Secretary or the transfer agent had no duty to inquire into adverse claims or had discharged any such duty to inquire.

8.5          Registered Shareholders.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and vote as the owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

8.6          Cancellation and Exchange of Certificates.

When the Articles of Incorporation are amended in any way affecting the statement contained in the certificates for outstanding shares, or it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate so ordered to be surrendered is not entitled to vote or to receive dividends or to exercise any of the other rights of shareholders of record until he has complied with the order, but such order shall operate to suspend such rights only after notice and until compliance. The duty of surrender of any outstanding certificates may also be enforced by civil action.

8.7          Transfer Agent and Registrars.

The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars, which registrars shall be an incorporated bank or trust company, domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board designate.

The Corporation cannot act as the registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in such dual capacities countersigns such stock certificates in both capacities.

8.8          Legend Condition.

If any shares are issued pursuant to a permit issued by a governmental authority, or a rule or opinion claiming an exemption from registration or qualification of the issuance of the shares, and such permit, rule or opinion requires the imposition of a legend on the certificate, the person or persons issuing or transferring the shares shall affix the required legend. Thereafter, no one shall be permitted to transfer the shares represented by such certificates free of the legend without sufficient proof authorizing such a transfer.

9.             RIGHTS OF INSPECTION.

9.1          By Directors.

Every Director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

9.2          By Shareholders.

A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within, thirty (30) days after the request.

The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were compiled from the books and records of the Corporation.